Exhibit 99.1
COLUMBIA RIVER BANK ADOPTS FDIC CORRECTIVE PROGRAM
The Dalles, Oregon — February 12, 2009 — FOR IMMEDIATE RELEASE
On February 9, 2009 Columbia River Bank (the “Bank”), a wholly owned subsidiary of bank holding company Columbia Bancorp (NASDAQ: CBBO) (“Columbia”), entered into an agreement with the Federal Deposit Insurance Corporation (“FDIC”) and the Oregon Division of Finance and Corporate Securities, its principal federal banking regulators, which requires the Bank to take certain measures to improve its safety and soundness, including, among other things, a requirement to maintain above-normal capital levels.
In connection with this agreement, the Bank stipulated to issuance of a cease-and-desist order against the Bank by the FDIC and the Oregon Division of Finance and Corporate Securities, based on certain findings from an examination of the Bank concluded in September 2008 based upon financial and lending data measured as of June 30, 2008. In entering into the stipulation and consenting to entry of the order, the Bank did not concede the findings or admit to any of the assertions therein, but it did agree to adopt and implement a corrective program to address certain deficiencies noted in the examination.
The Bank’s Chief Executive Officer, Terry L. Cochran, said, “Although we are disappointed about the issuance of a regulatory order, we believe this arrangement represents a positive step in our long-term direction. We are working closely with the FDIC and the Oregon Division of Finance and Corporate Securities to address a variety of issues that are affecting the Bank in light of the current regional and national economic downturn.” Cochran continued, “Although these requirements are mandates to us, we frankly view them as prudent steps that should be taken to permit us to continue to improve our ability to serve our depositors and borrowers, and to protect our customers, shareholders and employees. Further, we do not intend to stop with the requirements imposed upon us, but instead are actively conducting our own ongoing, bottom-up review of our business and preparing a thorough remedial action plan.”
Among the corrective actions required are for the Bank to maintain above-normal capital levels. The FDIC usually requires that a bank maintain a Tier 1 leverage ratio of 5.00% in order to receive the highest capital adequacy category, “well-capitalized.” The regulators are requiring the Bank to maintain Tier 1 leverage ratio of at least 10.00% beginning 90 days from the issuance of the order; our Tier 1 leverage ratio at December 31, 2008 was 6.29%. The Bank must also develop and adopt a plan to maintain the minimum risk-based capital requirements for a “well capitalized” bank, including a total risk-based capital ratio of at least 10%. Total risk-based capital was 8.75% and 8.50% at December 31 and September 30, 2008, respectively. “Management and our board of directors are working aggressively to satisfy this requirement, having suspended our dividend payments and embarked on an aggressive cost-cutting program that began in the summer of 2008,” commented Chairman of the Board, Richard E. Betz.
In addition to bolstering its capital, the FDIC’s remedial action plan requires that the Bank retain qualified management and must notify the FDIC in writing when it proposes to add any individual to its board of directors or to employ any new senior executive officer. Under the corrective program the Bank’s board of directors must also increase its participation in the affairs of the Bank, assuming full responsibility for the approval of sound policies and objectives for the supervision of all the Bank’s activities. As previously announced, Chief Executive Officer Cochran replaced outgoing CEO Roger L. Christensen in October 2008, following the completion of the examination that led the FDIC to issue the regulatory order. Cochran is experienced at leading banks in trying times, returning them to solid performance while maintaining a community focus and a customer-centered organization. Mr. Cochran had formerly served as CEO of Columbia River Bank for more than 20 years and has more than 40 years as a senior bank executive. In fact, when Mr. Cochran first joined Columbia River Bank as CEO during the 1981 recession, the Bank had recently been identified as one of Oregon’s most troubled financial institutions. By 1983, after two years of negative income, Mr. Cochran and his management team had returned the Bank to profitability, and that same profitability trend continued each year until 2008, even though Mr. Cochran retired in 2000.
The regulatory order further requires the Bank to increase allowance for loan losses by $25 million, a step that was taken during the fiscal quarter ended September 30, 2008, and to adapt its existing policy for estimating the adequacy of its loan loss allowance to address the current state of the local and regional economy, particularly in the real estate sector. The Bank also must eliminate certain classified assets and must develop a plan to reduce delinquent loans, as well as reducing loans to borrowers in the troubled commercial real estate market sector. The regulatory order also requires the Bank to develop a written three-year strategic plan and a plan to preserve liquidity.
The order also restricts the Bank from taking certain actions without the FDIC’s consent, including paying cash dividends and extending additional credit to certain types of borrowers. Chairman Betz noted that, “The restriction on dividends by the Bank will require, of course, that we continue our suspension of dividends to shareholders from Columbia Bancorp, a measure that was adopted in September 2008.”
CEO Cochran noted that the Bank has taken several steps to address the FDIC’s concerns and that many of the actions required in the order have either been completed or are well on their way to completion. For example, the Bank’s senior executives hold weekly safety and soundness meetings to address liquidity and other issues, and a special committee of the board of directors has been designated to oversee the various remedial action plans. Both the Bank and Columbia Bancorp have suspended dividends and board compensation, have substantially reduced aggregate executive compensation costs, and have eliminated or significantly restructured certain types of executive compensation plans. The Bank also has reduced staffing by 14.3% since September, 2008. In September 2008, the Bank closed its mortgage banking business and sold its credit card portfolio at a gain of $1.2 million.
Chief Financial Officer, Staci L. Coburn, who replaced outgoing CFO Greg Spear in November 2008, noted several positive impacts of the initial measures taken in response to the examination report. “During the fourth quarter of 2008, we reduced salaries and employee benefits by $1.1 million compared to the third quarter, halted branch expansion plans, and lowered or eliminated certain discretionary expenses not directly impacting customer service. We also increased retail deposits by $59.8 million, promoting liquidity and demonstrating that we retain the confidence of our core customer base,” said Coburn.

Chief Executive Officer Cochran closed by saying, “We believe we have made substantial progress in addressing a number of the FDIC’s concerns and we intend to finalize many of the plans called for in the order as promptly as possible so that we can focus our efforts on meeting the needs of our clients and the communities we serve. We believe that, by taking both the mandated measures and by aggressively monitoring and responding to the continuing and unprecedented changes in the economic conditions we face, we will ultimately emerge from this process a stronger, more stable institution and will regain the confidence, not only of our regulatory supervisors, but also of our customers, shareholders and communities.”
ABOUT COLUMBIA BANCORP
Columbia Bancorp (www.columbiabancorp.com) is the bank holding company for Columbia River Bank, which operates 21 branches located in The Dalles (2), Hood River, Pendleton and Hermiston, the central Oregon communities of Madras, Redmond (2), and Bend (3), and the Willamette Valley communities of McMinnville, Canby, and Newberg, Oregon, and in Goldendale, White Salmon, Pasco, Yakima, Sunnyside, Richland and Vancouver, Washington.
FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements about Columbia Bancorp’s plans and anticipated results of operations and financial condition. These statements relate primarily, but are not limited, to statements about management’s present plans and intentions to address the obligations we have assumed by entering into the case-and-desist order, and our expectations of success in those endeavors. Additional forward-looking statements include plans and expectations about our strategy, growth, and deployment of resources, and expectations for future financial performance. Readers can sometimes identify forward-looking statements by the use of prospective language and context, including words like “may”, “will”, “should”, “expect”, “anticipate”, “estimate”, “continue”, “plans”, “intends”, or other similar terminology. Because forward-looking statements are, in part, an attempt to project future events and explain management’s current plans and expectations, they are subject to various risks and uncertainties that could cause our actions and our financial and operational results to differ materially from those set forth in such statements. These risks and uncertainties include, without limitation, our ability to increase our regulatory capital to required levels and to maintain those levels during the pendency of the regulatory order; our eligibility to participate, and decisions about whether we will participate, in current and future capital assistance and troubled-asset relief programs; our ability to estimate accurately the potential for losses inherent in our loan portfolio; our sensitivity to local and regional economic and other factors that affect the collectability of our loans and the value of collateral underlying our secured loans; our ability to satisfy the terms and conditions of the regulatory order and to satisfy applicable banking laws and regulations; our ability to maintain a satisfactory and economically viable net interest margin during times of rapidly and significantly fluctuating interest rates; and our ability to attract and retain qualified, effective management. Some of the other, risks and uncertainties that we have in the past, or that we may from time to time in the future, detail in our filings with the Securities and Exchange Commission (“SEC”). Information presented in this report is accurate as of the date the report was filed with the SEC, and we cannot undertake to update our forward looking statements or the factors that may cause us to deviate from them, except as required by law.